UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 15, 2006

BRE Properties, Inc.

(Exact name of registrant as specified In Its charter)

Maryland	1-14306	94-1722214
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

525 Market Street, 4th Floor, San Francisco, CA	94105-2712
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (415) 445-6530

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

On May 15, 2006, BRE Properties, INC. announced its board of directors approved regular common and preferred stock dividends for the quarter ending June 30, 2006. All common and preferred dividends will be payable on Friday, June 30, 2006 to shareholders of record on Thursday, June 15, 2006.

The quarterly common dividend payment of $0.5125 is equivalent to $2.05 per common share on an annualized basis, and represents a yield of approximately 4.0% on Friday’s closing price of $51.80 per share. BRE has paid uninterrupted quarterly dividends to shareholders since the company’s founding in 1970.

The 8.08% Series B preferred dividend is $0.505 per share; the 6.75% Series C preferred dividend is $0.421875 per share; and the 6.75% Series D preferred dividend is $0.421875 per share.

About BRE

BRE PROPERTIES — a real estate investment trust — develops, acquires and manages apartment communities convenient to its residents’ work, shopping, entertainment and transit in supply-constrained Western U.S. markets. BRE directly owns and operates 77 apartment communities totaling 21,770 units in California, Arizona and Washington. The company has 11 other properties in various stages of development and construction, totaling 2,899 units, and joint venture interests in nine additional apartment communities, totaling 2,672 units.

The press release should then be attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits Number

Exhibit Number	Description

99.1	Press Release dated May 15, 2006

Signature

BRE Properties, Inc. (Registrant)

Date: May 16, 2006		/s/ Edward F. Lange, Jr.
	Name:	Edward F. Lange, Jr.